MASTER AGREEMENT

THIS MASTER AGREEMENT, dated as of June 6, 2012 (this “Master Agreement”), is among: (a) TX Energy Services, LLC, a Delaware limited liability company, file number 4379582, and C.C. Forbes, LLC, a Delaware limited liability company, file number 4379586, (each a “Company” and collectively, the “Companies”), each with a principal place of business at 3000 South Business Highway 281, Alice, Texas and (b) REGIONS EQUIPMENT FINANCE CORPORATION, an Alabama corporation (“REFCO”), and REGIONS COMMERCIAL EQUIPMENT FINANCE, LLC, an Alabama limited liability company (“RCEF”) both with an office at 1900 Fifth Avenue North, Suite 2400, Birmingham, Alabama 35203. Certain definitions and constructions of terms used in this Master Agreement are provided in Section XIV hereof.

I. General Provisions. This Master Agreement contains provisions under which REFCO, RCEF or one of their Affiliates will from time to time lease to the Companies, or provide financing for the Companies to acquire, fixed assets that are secured by liens in such fixed assets (collectively, the “Equipment” and each individually, an “Item”). This Equipment shall be described on each equipment schedule incorporating the terms of this Master Agreement (each, a “Schedule”). Schedules may document a “true lease” pursuant to which REFCO, RCEF or an Executing Affiliate (as defined below) will be the owner of the Equipment for all purposes. Schedules may document a financing whereby a Company will be the owner of the Equipment and REFCO, RCEF or an Executing Affiliate will be granted a security interest in the Equipment as collateral for a Company’s obligations and those transactions may be documented either as “leases intended as security” or as “equipment financing agreements.” Each Schedule shall constitute a separate agreement and the terms “Agreement” or “this Agreement” refer to each Schedule and this Master Agreement as incorporated therein. Except to the extent otherwise expressly provided herein, the term “Regions” shall mean: (a) REFCO with respect to all Schedules executed by REFCO; (b) RCEF with respect to all Schedules executed by RCEF; and (c) the applicable Executing Affiliate with respect to all Schedules executed by such Executing Affiliate. One or more Schedules incorporating the terms of this Master Agreement may be executed by one or more Affiliates (including subsidiaries) of Regions Bank (each such Affiliate executing a Schedule shall hereinafter be referred to as an “Executing Affiliate”). For the purposes of avoiding any doubt as to the intention of the parties: (i) the terms of this Master Agreement and any and all addenda, amendments or other modifications hereto shall apply to each Schedule executed by such Executing Affiliate as if such Executing Affiliate were a party to this Master Agreement; provided, however, that, except with respect to the provisions of Section XV regarding liens as to which this Master Agreement shall govern, the express terms of any Schedule shall supersede any contrary terms in this Master Agreement; and (ii) any reference herein to a “Schedule” or an “Agreement” shall include each Schedule executed by an Executing Affiliate which incorporates this Master Agreement, together with this Master Agreement and any and all addenda, amendments or other modifications thereto, to the extent related to such Schedules executed by such Executing Affiliate. This Master Agreement is not a legal commitment to enter into any Schedule and, after executing a Schedule, Regions shall have no obligation to purchase or finance any Equipment until receipt by Regions of all documentation requested by Regions. Each Agreement may be terminated or prepaid only if and as expressly provided therein.

II. Term, Payment and Late Charges; Quiet Enjoyment. The term of the Agreement (the “Term”) as to each Item shall be the period specified in the Schedule for such Item. The Term shall commence on the date set forth in the Schedule for such Item as the “Commencement Date”. Each Company acknowledges that certain of its duties hereunder begin before the Commencement Date and/or continue past the expiration or termination of this Agreement. The Companies shall pay to Regions periodic payments of rent or principal and interest, as applicable, without invoice or other written demand as more fully set forth in the Schedule (“Periodic Payments”) and any and all other payments required to be paid by the Companies hereunder (“Other Payments” and collectively with Periodic Payments, “Payments”). All payments by the Companies to Regions under each Agreement shall be in legal tender of the United States of America in immediately available funds. The Companies’ obligation to pay all Payments and other amounts due under each Agreement is absolute and unconditional under any and all circumstances, shall be paid and performed by Company without notice or demand and without any abatement, reduction, diminution, setoff, defense, counterclaim or recoupment whatsoever, including any past, present or future claims that the Companies may have against Regions, any Supplier or any other person or entity whatsoever. To the fullest extent permissible under applicable law, the Companies hereby waives demand, diligence, presentment, protest, notice of dishonor, notice of nonpayment and notices and rights of every kind. If any Payment is not received when due, the Companies, shall pay a late charge equal to, at Regions’ election and to the extent allowed by law, either: (a) five percent (5%) of such delinquent Payment or (b) interest at a rate of one and one-half percent (1.5%) per month on such delinquent Payment calculated from the date such Payment was due. Regions covenants that during the Term and so long as no Event of Default shall have occurred under any Agreement, Regions shall not interrupt the Companies’ peaceful and quiet enjoyment, possession and use of the Equipment.

III. Selection Delivery and Acceptance; Disclaimer of Warranties. The Companies acknowledge and agree that: (a) it has selected the Equipment and has not relied on any representation or warranty by Regions or any of its Affiliates in connection with such selection; and (b) none of Regions nor any of its Affiliates is an agent or Affiliate of any Supplier and no Supplier is an agent of Regions or any of Regions’ Affiliates or otherwise authorized to bind Regions or any of its Affiliates to any representation, warranty or agreement. Regions shall have no obligation to deliver or install any Item and the Companies shall be solely responsible for all site preparation and delivery. To the extent it has the right to inspect and accept any Item upon or prior to delivery, Regions appoints the Companies to act as its agent for such purpose. Any acceptance of Equipment hereunder will be for purposes of this Agreement only and will be without prejudice to any rights that Regions or the Companies may have against any Supplier or other person. REGIONS DOES NOT MAKE, HAS NOT MADE, SHALL NOT BE DEEMED TO MAKE, AND HEREBY DISCLAIMS ANY WARRANTY OR REPRESENTATION, EITHER EXPRESS OR IMPLIED, AS TO THE MERCHANTABILITY OR FITNESS OF THE EQUIPMENT FOR ANY USE OR PURPOSE, THE DESIGN, COMPLIANCE WITH SPECIFICATIONS, OPERATION OR CONDITION OF THE EQUIPMENT, OR AS TO TITLE TO THE EQUIPMENT, OR ANY OTHER REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO THE EQUIPMENT (EITHER UPON DELIVERY THEREOF TO COMPANY, REGIONS OR OTHERWISE), it being agreed that all such risks, as between Regions and the Companies, are to be borne by the Companies. Regions shall have no responsibility or liability to the Companies or any other person with respect to any of the following, regardless of any active or passive negligence of Regions, other than gross negligence: (i) any liability, loss or damage to the Companies or any third party caused or alleged to be caused directly or indirectly by any Item, any inadequacy thereof or deficiency or defect therein or by any other circumstance in connection therewith, including the delivery, transportation, ownership, possession, use, operation, performance, servicing, maintenance, storage, repair, improvement, replacement, reconstruction or return of any Item or any risks relating thereto; or (ii) any interruption of service, loss of business or anticipated profits or consequential damages.

IV. Use and Maintenance of Equipment. (a) Each Company covenants and agrees that: (i) it will use the Equipment only for its originally-intended business purpose as described by the Companies to Regions in requesting Regions to enter into this Agreement and it will not use the Equipment for consumer, personal, family, farming or household use; (ii) the Equipment will at all times be used, operated, maintained, serviced and repaired in substantial compliance with (A) all acts, rules, regulations and orders of any judicial, legislative or regulatory body having power to supervise or regulate the use, operation or maintenance of the Equipment, including license, permits and registration requirements applicable to the Equipment; (B) all instructions, warranty provisions, or operating manuals prepared or released by the Supplier and by any maintenance organization providing maintenance of such Equipment; (C) all requirements of any insurance maintained hereunder; and (D) the prudent practice of other similar companies in the same business as the Companies, but in any event, to no lesser standard than that employed by the Companies for comparable equipment owned or leased by it; (iii) the Equipment will be operated only by employees or authorized agents of the Companies and each Company will obtain and make available to all users of the Equipment all safety and operating manuals available from the Supplier of the Equipment; (iv) each Company shall obtain Regions’ prior written consent before using the Equipment to ship, store, process, create or use any materials regulated under the Hazardous Materials or Substances Transportation Act, 49 U.S.C. 1801 et seq; the Resource Conservation and Recovery Act, 42 U.S.C. 6901 et seq, or the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601 et seq, as amended by the Superfund Amendments and Reauthorization Act; (v) without in any way limiting the restrictions contained in Section IV(a)(iv) above, each Company shall comply with all acts, rules, regulations and orders of any state, federal or local judicial, legislative or regulatory body, including any license, permit or registration requirement relating to environmental protection or remediation; (vi) each Company shall not attach or incorporate the Equipment to or in any other item of equipment in such a manner that the Equipment may be deemed to have become an accession to or part of such other item of equipment; and (vii) without in any way limiting the foregoing, each Company shall maintain and use the Equipment, at its sole cost and expense, in good and safe operating order, in like new condition excepting only the following (“Reasonable Wear and Tear”): the results of normal use of the Equipment as originally intended assuming (A) use and maintenance in substantial compliance with the Supplier’s recommendations; (B) the complete absence of any casualty, misuse, abuse, abandonment, improper care, accident, negligence or similar occurrence with respect to the Equipment, whether or not the Equipment is in use at the time of said occurrence; and (C) use that does not, in any way, impair the function of the Equipment or prevent the Equipment from immediately being placed into use. Each Company will give prompt oral and written notice to Regions of its receipt of any demand, notice, summons, complaint or legal proceeding relating to any Item including any violation of any law, regulation or standard covered by this Section.

(b) All replacement parts for the Equipment shall be purchased from sources capable of providing parts in substantial compliance with the recommendations of the Supplier, according to its specifications and generally consistent with the requirements of any and all warranties and service agreements. It is the intention of the parties hereto that the Equipment shall consist solely of personal property and that the same shall not constitute fixtures under the laws of the states where the Equipment is located. The parties acknowledge and agree that the Equipment is and shall remain removable from, and not essential to, the premises where the Equipment is located and Company hereby covenants and agrees not to affix or install any Item to or in any real property in such a manner that may cause it to be a fixture. Provided that no Event of Default has occurred and is continuing, the Companies may, at its sole cost and expense, make any alterations, additions, modifications or attachments (“Improvements”) to the Equipment that do not violate the terms of this Agreement provided that Company notifies Regions of such action in writing and provided further that such Improvements: (i) do not reduce the value or general usefulness of the Equipment; (ii) do not impair the certification, performance, safety, quality, capability, use or character of the Equipment or alter the purpose for which such Equipment was leased or financed under this Agreement; (iii) are not inconsistent with applicable laws or any warranty or service agreement; (iv) do not expose Regions’ or any of the Equipment to any Lien or other adverse interest or circumstance; (v) do not adversely affect insurance coverage benefiting Regions hereunder; and (vi) are of a kind that customarily are made by lessees or owners of equipment similar to the Equipment.

V. Inspection and Reports. Regions, or any inspector designated by Regions may at any time with reasonable notice enter upon any of the Companies’ premises to inspect any Item and all of the Companies’ books and records, insofar as they relate to the Equipment leased or financed hereunder, and to make copies of such books and records, provided that Regions is not obligated to do so and provided, further, that no notice is required if a default or Event of Default shall have occurred and then be continuing. The Companies will deliver to Regions: (a) within forty-five (45) days after the close of each first, second and third quarter of Forbes Energy Services Ltd., the ultimate parent of the Companies (the “Guarantor,” and together with the Companies, the “Loan Parties”), a copy of the Guarantor’s unaudited consolidated quarterly financial statements and such other information as Regions may require from time to time, certified by the Guarantor’s chief financial officer to present fairly in all material respects (subject to footnotes and year-end audit adjustments) the Guarantor’s consolidated financial position and the consolidated results of the Guarantor’s operations at the date and for the periods indicated therein; and (b) within ninety (90) days after the close of each fiscal year of the Guarantor, consolidated year-end financial statements of Guarantor which shall be at Regions’ election either (i) certified and audited by the Guarantor’s certified public accounting firm (the “Approved Accountants”); or (ii) compiled or reviewed by the Approved Accountants. For the purpose of satisfying the Companies obligations under this Section V, the Guarantor’s filing of annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K shall constitute delivery to Regions by the Companies.

VI. Loss of Equipment; Damage to Equipment. As between the Companies and Regions, the Companies shall bear the entire risk of theft, taking (including any condemnation, seizure, or requisition of title), damage to, or loss or destruction of, each Item commencing on the earlier of the Commencement Date or the placement of such Item in transit for shipment from the Supplier to the Companies and continuing until all of the Companies’ obligations are performed in full with respect to the Schedule for such Item. No such theft, taking, damage, loss or destruction shall relieve the Companies from its obligations to make Payments except as expressly provided in this Section. In the event that any Item is missing, taken or has been damaged in any significant way, the Companies shall promptly (and in any event within ten business (10) days) give Regions written notice and details of any such event and the Companies’ plans regarding the same. If any Item is in Regions’ judgment stolen, taken or damaged in any material respect (each, a “Casualty Occurrence”), the Companies shall promptly at Regions’ election, either: (a) place such Items in good repair and working order; or (b) promptly pay to Regions an amount calculated by Regions on the date when the next Periodic Payment is due (the “Payment Date”) to be equal to the “Casualty Value” for such Items as set forth on the applicable Schedule. In addition to the repair of any Items, or the payment of the Casualty Value, the Companies shall also pay any costs and expenses (including Attorneys’ Fees) incurred by Regions in connection with its exercise or protection of its rights and interests hereunder. Upon the payment of Casualty Value with respect to any Item and the payment of any and all other amounts due and payable to Regions hereunder, the Companies’ Payment obligations hereunder for such Item shall terminate and Regions shall release its security interest in said Items or transfer (without recourse, representation or warranty, “AS IS, WHERE IS”) to the Companies or the Companies’ insurer, any right, title or interest Regions may have in such Item; provided that the Companies’ obligations with respect to taxes, indemnities and reimbursements hereunder shall survive with respect to all periods prior to such payment. In the event of damage to any Item which is not a Casualty Occurrence, the Companies shall promptly place such items in good repair and working order, Reasonable Wear and Tear excepted. Any proceeds other than insurance proceeds (including proceeds of condemnation or requisition) received by Regions or the Companies as the result of a Casualty Occurrence with respect to any Item shall be applied at Regions’ election, in whole or in part, to (a) repair or replace such Item or any part thereof, or (b) satisfy any obligation of the Companies to Regions hereunder or under any Agreement.

VII. Insurance. (a) The Companies’ shall, at its own expense, commencing with the delivery of any Item to the Companies’ premises and continuing until all of the Companies’ obligations are performed in full with respect to the Schedule covering said Item, keep the Equipment insured for such amounts and against such hazards as Regions may from time to time require; provided, that, the Companies’ present insurance coverage and coverage reasonably consistent with that coverage existing on the date hereof shall be considered acceptable by Regions. Without limiting the foregoing, each Company shall maintain insurance that includes: (i) special form replacement cost insurance for damage to the Equipment (or any portion thereof), which insurance amount shall not be less than the Casualty Value of each Item; (ii) commercial general liability insurance insuring against liability for property damage, death and bodily injury resulting from the transportation, ownership, possession, use, operation, performance, maintenance, storage, repair or reconstruction of the Equipment, which insurance as to an Item under any Schedule shall not be less than the amount set forth in the applicable Schedule (or of which Regions otherwise notifies the Companies in writing thereafter); and (iii) if reasonably requested by Regions, other or additional coverage, including motor vehicle coverage. In addition, the Companies shall, at no expense to Regions cause the Equipment to be covered by the insurance specified above commencing upon the placement thereof in transit for shipment of such Item from the Supplier to the Companies.

(b) All such policies shall be with companies and on terms satisfactory from time to time to Regions and all insurance policies shall: (i) name Regions as sole loss payee and additional insured with respect to the Equipment leased or financed hereunder; (ii) provide that the policies will not be invalidated as against Regions because of any violation of a condition or warranty of the policy or the application therefor by any Company; (iii) provide that the policies may be materially altered or canceled by the insurer only after at least thirty (30) days prior written notice to Regions and to any and all of Regions’ assignees; and (iv) provide for a Lender’s loss payable endorsement in Regions’ favor and any other endorsements related to the Equipment leased or financed hereunder which Regions may require from time to time. Each comprehensive physical loss or damage insurance policy shall also provide that any proceeds payable by said insurer with respect to any loss or destruction of, or damage to, any Item, shall be payable solely to Regions. The Companies agree to inform Regions immediately in writing of any notices from, or other communications with, any insurers that may in any way adversely affect the insurance policies being maintained pursuant to this Section VII. No insurance related to the Equipment leased or financed hereunder shall be subject to any co-insurance clause. Any deductibles and retentions shall be subject to Region’s approval. All insurance premiums shall be prepaid by the Companies. The Companies hereby appoint Regions as the Companies’ attorney-in-fact with respect to claims relating to this Agreement or the Equipment under policies of insurance maintained in accordance with the terms hereof. The Companies agree to deliver to Regions evidence of compliance with this Section VII satisfactory to Regions, including any requested copies of policies, certificates and endorsements, with premium receipts therefor, on or before the date of execution by the Companies of the applicable Schedule and thereafter within five (5) business days after Regions’ request.

VIII. Negative Covenants of the Companies. No Company shall: (a) sell, assign, lease or otherwise transfer (including by operation of law) any Item or any of its interest in or rights under this Agreement or as to any Item, without Regions’ prior written consent; (b) change Company’s legal name, state of organization, organizational structure (by merger or otherwise) or organizational identification number, without providing Regions with written notice five (5) business days in advance; (c) mortgage, pledge, grant a security interest in or otherwise permit, suffer or cause any Lien to exist or remain on any Item except Permitted Liens; (d) record or attempt to record a termination statement under Article 9 of the UCC, without Regions’ prior written consent; or (e) fail to promptly provide Regions with any notice required hereunder. For the purpose of this Section VIII, “Permitted Lien” shall mean any Lien for impositions, liens of mechanics, materialmen, or suppliers and similar liens arising by operation of law, provided that any such lien is incurred by Company in the ordinary course of business, for sums that are not yet delinquent or are being contested in good faith and with due diligence, by negotiations or by appropriate proceedings which suspend the collection thereof and, in Regions’ reasonable discretion, (i) do not involve any substantial danger of the sale, forfeiture or loss of the Equipment or any interest therein, and (ii) for the payment of which adequate assurances or security have been provided to Regions. If for any reason Regions determines that any Lien is not a Permitted Lien, Company will pay within five (5) business days after receipt of notice from Regions, the Casualty Value of the Equipment affected by such Lien.

IX. Events of Default. An Event of Default shall be deemed to have occurred hereunder if: (a) any Company fails to pay any Payment within five (5) business days when due (in good, collected and indefeasible funds), fails to return any Item to Regions to the extent required by this Agreement, fails to maintain insurance as required by this Agreement or breaches any of the covenants contained in Section VIII hereof; (b) any representation or warranty of any Company or the Guarantor to Regions is false in any material respect when made; (c) any Company or the Guarantor breaches any representation, warranty, term, condition or covenant in any Agreement, any Guaranty, any other present or future agreement between any Company or the Guarantor and Regions or an Affiliate of Regions; (d) any Company or the Guarantor becomes insolvent, dissolves or ceases to do business as a going concern, makes an offer of settlement, extension or composition to its unsecured creditors generally, makes an assignment for the benefit of its creditors, or files a petition for an order for relief under the United States Bankruptcy Code or any similar federal or state law, or has such a petition filed against it which is not dismissed within sixty (60) days; (e) all or a material part of the property of any Company or the Guarantor is attached or a trustee, receiver or other custodian is appointed for any Company or such property; (f) a majority of the board of directors of the Guarantor are not Continuing Directors; (g) the occurrence of any event (whether in one or more transactions) which results in the transfer of all or substantially all of the assets of Company or Guarantor, except to another Loan Party provided that the Companies provide notice of such a transfer to another Loan Party to Regions within thirty (30) days of such transfer; (h) the occurrence of any event (whether in one or more transactions) which results in the acquisition by a person or group, other than to Permitted Holders, of more than fifty percent (50%) of the beneficial ownership, directly or indirectly, of the voting power of the total outstanding equity interests of Company or Guarantor; (i) the default under any agreement to which any Company or the Guarantor is party or to which any of their properties are bound relating to indebtedness in excess of $5,000,000, which default continues for more than the applicable cure period, if any, with respect thereto; (j) any Company attempts to repudiate this Agreement or revoke acceptance of any Item; or (k) the Guarantor attempts to repudiate, revoke, rescind, withdraw or cancel a Guaranty. The Companies acknowledge that an Event of Default under any Agreement shall constitute an Event of Default under all Agreements. For purposes of this Article IX, “Permitted Holders” shall mean John E. Crisp, Charles C. Forbes, Janet L. Forbes, and any family member of any of them and “Continuing Directors” shall mean any member of the board of directors of the Guarantor that was a member of the board as of the date of the Master Agreement and any director who was nominated for election or appointed or elected to the board of directors with the approval or ratification of a majority of the Continuing Directors who were members of the board of directors at the time of such nomination or election.

X. Rights and Remedies upon Default. (a) Upon the occurrence of an Event of Default, Regions shall have any and all rights and remedies existing at law or in equity and shall have the right, at its sole election, at any time to exercise any or all of such remedies concurrently, successively or separately, without notice to the Companies (unless specifically stated in this Agreement). Without limiting the foregoing, upon the occurrence of an Event of Default, Regions may at its election declare any or all Schedules to be in default and exercise any and all rights and remedies specified in the applicable Schedule(s) as well as the following rights and remedies: (i) proceed at law or in equity to enforce specifically the Companies’ performance or to recover damages; (ii) require the Companies to immediately assemble, make available and if requested by Regions return the Equipment (or, if so requested, any Items designated by Regions) to Regions at a time and place designated by Regions; (iii) enter any premises where any Item may be located and repossess, disable or take possession of such Item (and/or any attached or unattached parts) by self-help, summary proceedings or otherwise without liability for rent, costs, damages or otherwise; (iv) use the Companies’ premises for storage without rent or liability; (v) sell, lease or otherwise dispose of the Equipment or such Items at private or public sale, in bulk or in parcels, with or without notice except to the extent required by applicable law, and without having the Equipment or such Items present at the place of sale; (vi) disable or keep idle all or part of the Equipment or such Items; or (vii) accelerate the Companies’ obligations and recover from the Companies an amount equal to the sum of the following (the “Required Default Amount”): (A) the “Base Default

Amount” set forth in the applicable Schedule; (B) all costs and expenses incurred by Regions in any repossession, transportation, recovery, storage, refurbishing, advertising, repair, sale, re-lease, or other disposition of the Equipment or Regions enforcement of its rights hereunder, including Attorneys’ Fees and any brokers’ or similar fees or any other fees, costs or expenses resulting from the Event of Default; plus (C) interest on the amounts due in Sections X(a)(vii) (A) and (B) from the date due until paid at a rate of eighteen percent (18%) per annum or the highest rate allowed by law, whichever is lower. Notwithstanding the foregoing, upon the occurrence of an Event of Default under Section IX(d) or (e) above, the Companies’ obligations hereunder shall automatically accelerate and the Companies shall be deemed to immediately owe to Regions, without notice or demand from Regions, the Required Default Amount. The Companies expressly acknowledge that this Agreement sets forth a reasonable amount and reasonable formula for calculation of liquidated damages in light of the anticipated harm caused by any default by the Companies hereunder and that such harm would otherwise be difficult or impossible to calculate or ascertain.

(b) In the event the Companies pay to Regions the Required Default Amount and any and all other amounts due and payable to Regions hereunder as a result of the Event of Default (in good, collected and indefeasible funds) prior to the date Regions enters into a contract or otherwise determines that it is obligated to a third party with respect to the disposition of the Equipment, Regions shall release its security interest in the Equipment or transfer to the Companies (without recourse, representation or warranty, “AS IS, WHERE IS”) any right, title or interest Regions may have in such Equipment. In the event Regions disposes of the Equipment, it shall apply the Net Proceeds (as hereinafter defined) to the Companies’ obligations in the order Regions determines. As used herein, the term “Net Proceeds” shall mean: (i) in the case of a purchase of the Equipment in immediately available funds by the purchaser, the amount received by Regions from said purchaser; or (ii) in the case of a purchase of the Equipment which Regions finances pursuant to a lease intended as security or other equipment finance arrangement or in the case of a disposition pursuant to a true lease (any such leases or finance agreements being referred to hereinafter as a “Replacement Agreement”), an amount equal to the sum of all non-cancellable periodic payments and any purchase election, purchase requirement or balloon payment set forth in the Replacement Agreement, discounted to present value at the implicit rate of the Replacement Agreement as determined by Regions.

(c) With respect to any exercise by Regions of its right to dispose of the Equipment or any Items, Company acknowledges and agrees that Regions shall have no obligation, subject to any legal requirements of commercial reasonableness, to clean-up or otherwise prepare the Equipment or any Items for disposition; Regions may comply with any state or federal law requirements that Regions deems to be applicable or prudent to follow in connection with any such disposition; and any actions taken in connection therewith shall not be deemed to have adversely affected the commercial reasonableness of any such disposition. If Equipment delivered to or picked up by Regions contains goods or other property not constituting of Equipment, Company agrees that Regions may take such other goods or property, provided that Regions makes reasonable efforts to make such goods or property available to Company after repossession upon Company’s written request.

(d) If, after an Event of Default, this Agreement is placed in the hands of an attorney, collection agent or other professional for collection of Payments or enforcement of any other right or remedy of Regions, the Companies shall pay all Attorneys’ Fees and associated costs and expenses. Forbearance as to any Event of Default shall not be deemed a waiver, all waivers to be enforceable only if specifically provided in writing by Regions, and waiver of any Event of Default shall not be a waiver of any other or subsequent Event of Default. To the fullest extent permitted by applicable law, the Companies hereby waive any rights now or hereafter conferred by statute or otherwise that may require Regions to sell, lease or otherwise use any Equipment in mitigation of Regions’ damages set forth in this Agreement or that may otherwise limit or modify any of Regions’ rights or remedies set forth in this Agreement.

XI. Indemnification. The Companies hereby agree to defend, indemnify and hold REFCO, RCEF, each Executing Affiliate and each other Affiliate, including Regions Bank (and at Regions’ election, any and all employees, agents, directors, partners, shareholders, officers, members of the foregoing and any assignee or secured party of Regions), harmless from and against: (a) all claims, allegations, demands, suits, actions, and legal proceedings incurred incident to, arising out of, or in any way connected with, this Agreement, any Schedule, any Item, or the transactions contemplated hereby, whether civil, criminal, administrative, investigative or otherwise, including arbitration, mediation, bankruptcy and appeal and including any claims, demands, suits and legal proceedings arising out of (i) the actual or alleged manufacture, purchase, financing, ownership, delivery, rejection, non-delivery, possession, use, transportation, storage, operation, maintenance, repair, return or other disposition of the Equipment; (ii) the existence of latent and other defects (whether or not discoverable by the Companies or Regions); (iii) patent, trademark or copyright infringement; or (iv) any alleged or actual default by any Company (all of the foregoing are referred to as “Actions”); and (b) any and all penalties, losses, liabilities (including the liability of the Companies or Regions for negligence, tort and strict liability, but excluding the gross negligence of Regions), damages, costs, court costs, harms, judgments and any and all other expenses (including Attorneys’ Fees, judgments and amounts paid in settlement and other legal and non-legal expenses incurred investigating or defending any Action) incurred incident to, arising out of or in any way connected with any Actions, this Agreement, any Schedule, any Items, or any other instrument, document or agreement executed in connection with or contemplated by any of the foregoing (collectively, “Losses”). The Companies agree to give Regions prompt notice of any claim or liability hereby indemnified against. The Companies shall, at Regions’ election, appear and defend any Action and/or pay the cost of the defense of any Action brought against Regions, either alone or in conjunction with others. The Companies shall satisfy, pay and discharge any and all Losses that may be, incurred by, or recovered against, Regions in connection with any Action. The foregoing Indemnities are continuing indemnities and shall survive expiration or termination of this Agreement for any reason.

XII. Representations and Warranties. Each Company represents, warrants, covenants and agrees that: (a) it is duly organized, validly existing and in good standing under the laws of Delaware; it is qualified to do business and in good standing under the laws of each state in which its use and possession of any Item would require such qualification and has the organizational identification number listed in first paragraph on page 1 of this Master Agreement (the “Preamble”), if any; (b) its name listed in the Preamble is its correct legal name; (c) it has the requisite limited liability company power and authority to execute, deliver and perform all its obligations under this Agreement; (d) this Agreement has been duly authorized by all necessary limited liability company action of such Company, duly executed on behalf of such Company and constitutes a valid and legally binding obligation of such Company, enforceable in accordance with its terms; (e) the execution and performance by such Company of this Agreement and the validity hereof, do not require the consent or approval of, giving of notice to, registration with, or taking of any other action in respect of, any state, federal or other governmental authority or agency, any shareholders, partners, members, trustees or holders of any indebtedness of such Company; or if any such consent, approval, notice, registration or action is required, it has been obtained, given or taken, and evidence thereof has been delivered to Regions or will be delivered concurrently with the execution of this Agreement; (f) the execution, delivery or performance by such Company of its obligations under this Agreement shall not contravene, in any material respect (i) any law; (ii) any provision in such Company’s certificate of formation and limited liability company agreement; (iii) any provision in any material existing mortgage, indenture, loan or credit agreement, or other contract or agreement binding on such Company; or (iv) any judgment, decree, order, franchise or permit applicable to such Company; (g) neither the execution and delivery of this Agreement nor the fulfillment of, or compliance with, the terms and provisions hereof, will result in the creation of any Lien upon all or any portion of the Equipment (other than under this Agreement); (h) such Company is not a party to any agreement or instrument, or subject to any chartering or governing document, or other corporate or business restriction, materially and adversely affecting its business, properties, assets, operations or condition (financial or otherwise), and such Company is not in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any material agreement for borrowed money or other material agreement or instrument to which it is a party or by which it may be bound in any manner; (i) all annual or quarterly balance sheets, profit and loss statements, statements of income or other financial statements of the Guarantor, heretofore or hereinafter delivered to Regions, have been prepared in accordance with generally accepted accounting principles and fairly present the financial position of the Guarantor, on a consolidated basis, on and as of the date thereof and the results of its operations for the period or periods covered thereby (subject to footnotes and year-end audit adjustments), and since the date of the latest such balance sheet, profit and loss statements of income or other financial statements, there has been no material adverse change in the financial position of the Guarantor; (j) such Company is not in default under this Agreement; (k) there are no pending or threatened actions or proceedings before any court, administrative agency or other tribunal or body or judgments which may materially and adversely affect such Company’s financial position or results of operations; and (l) such Company shall notify Regions in writing within five (5) business days after any Lien shall attach to any Item, and any such notice shall specify the location of such Item on the date of such notification, the amount and circumstances of any claim giving rise to such Lien and the identity and address of the lienholder.

XIII. Further Assurances; Power of Attorney. The Companies will, upon demand of Regions and at the Companies’ sole cost and expense, do and perform any other act and will execute, deliver, file or record any and all further writings or records reasonably requested by Regions to protect Regions’ rights hereunder, including financing statements, applications for certificates of title or other records under the UCC or other applicable law as currently in force or as subsequently revised, enacted or re-enacted. The Companies further authorize Regions or its designee, and irrevocably appoints Regions and any such designee as the Companies’ attorney-in-fact (coupled with an interest) to enter the Commencement Date and any other information that does not materially change the terms of this Agreement on this Master Agreement and any Schedule or other writing executed in connection with this Agreement, or any Item, to execute applications for certificates of title or notice of Lien relating to any Item, to file or record financing statements, amendments to financing statements and continuations or to execute and deliver or otherwise authenticate and communicate any writing or record and take any other actions that Regions reasonably deems necessary or desirable to protect Regions’ interest under this Agreement. The Companies further authorize Regions and its designee to transmit and file any such statements, ministerial changes and other items by electronic means. If the Companies shall fail to provide any insurance, remove any Lien, pay any Tax, provide any indemnity, or otherwise perform any obligation hereunder that may be performed or satisfied by the payment of money, Regions may, in addition to and without waiver of any other right or remedy herein provided, pay such sum for the Companies’ account. In such event, the Companies’ shall reimburse Regions immediately upon demand for all such sums, together with interest at one and one-half percent (1.5%) per month or the highest rate allowable under applicable law, whichever is lower. The Companies acknowledge that any default described in this paragraph is a monetary default.

XIV. Definitions and Rules of Construction. As used in this Agreement: (a) unless otherwise stated herein, all references in the Master Agreement to Sections shall be to Sections of the Master Agreement; (b) the terms “herein” or “hereunder” or like terms shall be deemed to refer to this Agreement as a whole and not to a particular section; (c) terms “include” or “including” shall mean “include” or “including”, as the case may be, without limiting the generality of any description or word preceding such term; (d) the expression “satisfactory to Regions”, “determined by Regions” “in Regions’ judgment”, “at Regions’ election” or similar words which grant Regions the right to choose between alternatives or to express its opinion, shall mean that the satisfaction, judgment, choices and opinions are to be made in Regions’ reasonable discretion; (e) the term “Affiliate” of a person or entity means any person or entity which directly or indirectly beneficially owns or holds ten percent (10%) or more of any class of voting stock or other interest of such person or entity or directly or indirectly controls, is controlled by, or is under common control with such person where the term “control” means the power to direct or cause the direction of the management and policies of such person or entity, whether through the ownership of voting securities, by contract, or otherwise; (f) the term “Attorneys’ Fees” shall include reasonable attorneys’ fees incurred by Regions incident to, arising out of or in any way connected with Regions’ interests in or defense of any Action (as defined in Section XI) or Regions’ enforcement of its rights and interests under this Agreement, including attorneys’ fees incurred by Regions to collect sums due, during any work-out, with respect to settlement negotiations, or in any bankruptcy proceeding (including attorneys’ fees incurred in connection with any motion for relief from the automatic stay and any motion to assume or reject any Agreement); (g) the term “Equipment” includes all items of personal property described on each Schedule including all inventory, fixtures or other property leased or financed under such Schedule, and only to the extent permitted under the language of subsection (6) of the definition of Permitted Liens as set forth in the Indenture (as in effect as of the date hereof, without giving effect to any subsequent amendment, discharge or termination) and the language of subsection (f) of the definition of Permitted Encumbrances as set forth under the Loan Agreement (as in effect as of the date hereof, without giving effect to any subsequent amendment, discharge or termination), any related software (embedded or otherwise) and any and all general intangibles, replacements, repairs, additions, attachments, accessories and accessions thereto whether or not furnished by the Supplier; (h) the term “Guaranty” shall mean any guaranty executed by a Guarantor for the benefit of Regions or any of its Affiliates; (i) the term “Lien” means any mortgage, pledge, security interest, hypothecation, assignment, encumbrance, lien (statutory or other, including tax and materialmen’s liens), privilege, or preference, priority, or other security agreement or preferential arrangement, charge, or encumbrance of any kind or nature whatsoever; (j) the term “material” shall have the meaning generally ascribed to it by courts of competent jurisdiction applying the laws of the governing jurisdiction set forth herein; (k) the term “Supplier” means any supplier, manufacturer or other person or entity from whom the Equipment is purchased; (l) the term “Supply Contract” means the contract under which the Equipment was purchased from the Supplier or purchase order therefor; (m) the “UCC” means the Uniform Commercial Code as enacted in the State of New York; (n) “Article 9 of the UCC” means Article 9 of the Uniform Commercial Code as enacted in the State of New York; (o) the term “Indenture” means that certain indenture dated as of June 7, 2011 among the Parent, the guarantors named therein and Wells Fargo Bank, National Association, as trustee, as now in effect without regard to any future amendment; and the term “Loan Agreement” means that certain Loan and Security Agreement dated September 9, 2011 by and among the Parent, the Companies, certain other subsidiaries of the Parent, certain lenders named therein and Regions Bank, as agent for the secured parties, as amended by that certain First Amendment dated as of December 13, 2011 and that certain Second Amendment dated as of [            ], as now in effect without regard to any future amendment. The captions or headings in this Agreement are made for convenience and general reference only and shall not be construed to describe, define or limit the scope or intent of the provisions of this Agreement. As used herein all singular terms include the plural form thereof, and vice versa. The exhibits annexed hereto are incorporated herein by this reference and made a part hereof as if contained in the body of this Agreement. All references to sections hereunder shall be deemed to refer to sections of this Agreement, unless otherwise expressly provided, whether or not “hereof”, “above”, “below” or like words are used. Any use of the term “Equipment” herein shall be deemed to refer equally to all Items and each Item, it being the understanding of the parties that any reference to “Equipment” shall not be deemed to prejudice any rights or remedies of Regions, or obligations of the Companies, hereunder with respect to each Item and that any reference to “Item” shall not be deemed to prejudice any rights or remedies of Regions, or obligations of the Companies, with respect to all of the Equipment. This Agreement has been drafted by counsel for Regions as a convenience to the parties only and shall not, by reason of such action, be construed against Regions or any other party. The Companies acknowledge and agree that they have had full opportunity to review this Agreement and have had access to counsel of their choice to the extent it deems necessary in order to interpret the legal effect hereof. The Companies agree that Regions may request and review credit reports regarding any Company and the Guarantor. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. This Agreement and exhibits hereto constitute the entire agreement of the parties with respect to the subject matter hereof. Any Schedule to this Master Agreement may, by its express terms, supplement or amend this Master Agreement as it applies to said Schedule and other Schedules to this Master Agreement to, among other things, add additional Events of Default or covenants.

XV. Miscellaneous. (a) Any notice or other communication required or desired to be given shall be in writing and shall be sent by certified mail (return receipt requested), by a nationally recognized express courier service (such as FedEx) or personally served. Each such notice shall be deemed to be duly given when deposited in any depository maintained by the United States Post Office, when deposited with a nationally recognized express courier service or when personally served. Each such notice shall be addressed to the Companies at the address set forth in the first paragraph of the first page hereof or to Regions at the addresses set forth below its signature until any Schedule is executed, and, thereafter, at the address specified in such Schedule, if different, or to any other address as may be specified by a party by a notice given as provided herein. Notwithstanding the foregoing, any notice, request or demand made by the Companies pursuant to any statutory rights granted the Companies under the UCC (as currently in force or as subsequently revised or re-enacted) shall be effective only upon receipt of a copy of said notice, request or demand by Regions at the address set forth in the first paragraph of the first page hereof with the following caption: “Attn: Manager, Equipment Finance Operations.”

(b) As additional security for the Companies obligations under each Schedule, the Companies’ grant to Regions, to the extent permitted under the language of subsection (6) of the definition of Permitted Liens as set forth in the Indenture (as in effect as of the date hereof, without giving effect to any subsequent amendment, discharge or termination) and under the language of subsection (f) of the definition of Permitted Encumbrances as set forth in the Loan Agreement (as in effect as of the date hereof, without giving effect to any subsequent amendment, discharge or termination), a security interest in: (i) all of the Equipment leased or financed pursuant to each and every other Schedule (the “Other Schedules”) irrespective of whether REFCO, RCEF or an Executing Affiliate is “Regions” under such Other Schedules; (ii) without limitation of the restrictions set forth in Section VIII, any leases, subleases, chattel paper, accounts, security deposits and proceeds relating to any Equipment leased or financed pursuant to said Schedule or any Other Schedules; and (iii) all proceeds of the foregoing described collateral. Anything herein to the contrary notwithstanding: (A) the security interests granted pursuant to Section XV(b) shall be (1) for the benefit of any assignee of Regions that is not an Affiliate of Regions so long as but only to the extent that such assignee is the lessor or lender of one or more Other Schedules; and (2) for the benefit of REFCO, RCEF, any Executing Affiliate and any assignee that is an Affiliate of any of them only to the extent and so long as any of REFCO, RCEF, such Executing Affiliate or any other such Affiliate is the lessor or lender of one or more Other Schedules, it being the intention of the parties that all Schedules with REFCO, RCEF, any Executing Affiliate or any such other Affiliate shall be cross collateralized notwithstanding the fact that different entities are the lessor or lender of any such Schedules. Notwithstanding anything to the contrary herein, including the Commencement Date, any security interest granted pursuant to this Agreement shall become effective between the parties with respect to each Item as soon as a Company receives possession thereof. In addition to, and without limiting the foregoing, the Companies hereby further agree that any security interests granted in this Master Agreement, any Schedule or any other document, instrument or agreement executed in connection with the foregoing shall also secure all obligations of the Companies to each Affiliate of Regions (including the Companies’ obligations under or in connection with any existing and future swap agreements (as defined in 11 U.S.C. § 101, as in effect from time to time) with Regions or any of its Affiliates), provided, however, that such security interest shall be for the benefit of any assignee of Regions or any such Affiliates so long as but only to the extent that such assignee is also an Affiliate of Regions.

(c) Regions may assign this Agreement and any and all Schedules hereto, as well as all of its right, title and interest hereunder, to any person or entity whatsoever without notice to or consent of the Companies. In such event, Regions’ assignee shall have all of the rights, but none of the obligations, of Regions hereunder and each Company agrees that it will not assert against any assignee of Regions any defense, counterclaim or offset that the Company may have against Regions with respect to this Agreement or any other matter. Each Company acknowledges that any assignment or transfer by Regions, in whole or in part, does not materially change the Companies’ duties or obligations under this Agreement nor materially increase the burdens or risks imposed on the Companies. Only Regions’ original counterpart of each Schedule constitutes Chattel Paper for purposes of the UCC, and no security interest can be perfected by possession of any other duplicate original or counterpart, whether or not signed by the parties.

(d) Timeliness of the Companies’ payment and other performance is of the essence of this Agreement. The provisions of this Agreement shall be severable and if any provision shall be invalid, void or unenforceable in whole or in part for any reason, the remaining provisions shall remain in full force and effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns (subject nevertheless to restrictions against assignment provided in Section VIII). All representations, warranties and agreements made herein by any of the parties hereto shall survive consummation of the transactions contemplated hereby. The Companies’ obligations as to events or conditions occurring during the Term shall survive termination, cancellation or expiration of this Agreement as to any Item. Regions’ failure at any time to require strict performance by the Companies with any of the provisions hereof shall not waive or diminish Regions’ right thereafter to demand strict compliance therewith. Nothing herein shall be deemed to provide or imply that Regions is a “merchant” as to any Item within the meaning of the UCC as currently in force or as subsequently revised or re-enacted. The Companies acknowledges that Regions’ approval of any Equipment, Supplier or other parties or documentation relating to any Agreement will be solely for the protection of Regions’ interests in the Equipment and under such Agreement and under no circumstances shall be construed to impose any responsibility or liability of any nature whatsoever on Regions.

(e) Federal law requires all financial institutions to obtain, verify and record information regarding customers. Regions has or will obtain and will keep on file information complying with 31 CFR Part 103.121 regarding the Companies, including the Companies’ name, address and copies of various identifying documents.

(f) Intentionally omitted

(g) Neither this Master Agreement nor any Agreement shall become effective unless and until accepted by execution by an officer of Regions in Birmingham, Alabama. This Master Agreement and each Agreement shall be governed in all respects by, and construed and enforced in accordance with, the laws of the State of New York, excluding conflicts-of-law principles. Each of the Companies and Regions hereby waives all rights to trial by jury in any litigation arising under this Agreement or regarding the Equipment. For purposes of any action or proceeding involving this Agreement, each party hereby expressly submits to the jurisdiction and venue of all federal and state courts located in the State of New York, New York County, and consents to be served with any process on paper by registered mail or by personal service within or without said state and county in accordance with applicable law, provided a reasonable time for appearance is allowed. Each party hereby waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of any such action or proceeding. Nothing in this paragraph shall affect the right of any party to serve legal process in any other manner permitted by law or affect the right of any party to bring any action or proceeding in the courts of any other jurisdiction. Following expiration or termination of all Schedules, if the Companies are not then in default, either party may terminate this Master Agreement by written notice to the other party. The terms of any letter of intent or proposal are superseded hereby and declared null and void. The parties intend and agree that a carbon copy, photocopy or facsimile of this Agreement or any document executed in connection herewith with their signature thereon and all counterparts when taken together, shall be deemed to be as binding, valid, genuine, and authentic as an original-signature document for all purposes, including all matters of evidence and the “best evidence” rules. No variation or modification of this Agreement or any term or provision hereof, or waiver, discharge, cancellation or termination of any of its provisions or conditions, shall be valid unless in a writing and signed by an authorized representative of the party against whom the enforcement of such variation, modification, waiver, discharge, cancellation or termination is sought. The Companies acknowledge having read this Section XV(g). INITIAL HERE:  /s/ LMC            .

[Signature Page to Follow]

Company:	TX Energy Services, LLC	WITNESS	/s/ Petra Alfaro
By:	/s/ L. Melvin Cooper	Print Name:	Petra Alfaro
Print Name:	L. Melvin Cooper	Signature
Title:	Senior Vice President, Chief Financial Officer and Assistant Secretary

Company:	C. C. Forbes, LLC	WITNESS	/s/ Petra Alfaro
By:	/s/ L. Melvin Cooper	Print Name:	Petra Alfaro
Print Name:	L. Melvin Cooper	Signature
Title:	Senior Vice President, Chief Financial Officer and Assistant Secretary

Accepted by Regions in Birmingham, Alabama, this the 6th day of June, 2012.

RCEF:	REGIONS COMMERCIAL EQUIPMENT FINANCE, LLC	REFCO	REGIONS EQUIPMENT FINANCE CORPORATION
By:	/s/ Scott McClain	By:	/s/ Scott McClain
Title:	Senior Vice President	Title:	Senior Vice President

Addresses:

REGIONS EQUIPMENT FINANCE CORPORATION

Attn: Manager, Equipment Finance Operations

P. O. Box 2545

Birmingham, AL 35202

Addresses:

REGIONS COMMERCIAL EQUIPMENT FINANCE, LLC

Attn: Manager, Equipment Finance Operations

P. O. Box 2545

Birmingham, AL 35202

FIRST AMENDMENT TO MASTER AGREEMENT

THIS FIRST AMENDMENT TO MASTER AGREEMENT (this “Amendment”) is entered into as of July 12, 2012 (the “Effective Date”), by and among: (a) TX Energy Services, LLC, a Delaware limited liability company, file number 4379582, and C.C. Forbes, LLC, a Delaware limited liability company, file number 4379586, (each a “Company” and collectively, the “Companies”), each with a principal place of business at 3000 South Business Highway 281, Alice, Texas and (b) Regions Equipment Finance Corporation, an Alabama corporation (“REFCO”), and Regions Commercial Equipment Finance, LLC, an Alabama limited liability company (“RCEF”), both with an office at 1900 Fifth Avenue North, Suite 2400, Birmingham, Alabama 35203.

R E C I T A L S:

WHEREAS, the Companies, REFCO and RCEF entered into that certain Master Agreement, dated June 6, 2012 (the “Master Agreement”);

WHEREAS, the Companies, REFCO and RCEF desire to amend certain terms and provisions of the Master Agreement;

A G R E E M E N T:

NOW, THEREFORE, in consideration of the terms and provisions of this Amendment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Existing Definitions. Unless otherwise defined herein, capitalized terms used herein shall have the meanings set forth in the Master Agreement.

2. Amendment to the Master Agreement.

(a) Effective July 12, 2012, the Master Agreement is hereby amended to delete subsection (o) of Section XIV in its entirety and replace it with the following:

“(o) the term “Indenture” means that certain indenture dated as of June 7, 2011 among the Parent, the guarantors named therein and Wells Fargo Bank, National Association, as trustee, as now in effect without regard to any future amendment; and the term “Loan Agreement” means that certain Loan and Security Agreement dated September 9, 2011 by and among the Parent, the Companies, certain other subsidiaries of the Parent, certain lenders named therein and Regions Bank, as agent for the secured parties, as amended by that certain First Amendment to Loan and Security Agreement dated as of December 13, 2011, and as further amended by that certain Second Amendment to Loan and Security Agreement dated as of July 3, 2012, as now in effect without regard to any future amendment.”

(b) Effective July 12, 2012, the Master Agreement is hereby amended to delete subsection (b) of Section XV in its entirety and replace it with the following:

“(b) Subject to, and to the extent permitted under the language of subsection (6) of the definition of Permitted Liens as set forth in the Indenture (as in effect as of the date hereof, without giving effect to any subsequent amendment, discharge or termination) and under the language of subsection (f) of the definition of Permitted Encumbrances as set forth in the Loan Agreement (without giving effect to any subsequent amendment, discharge or termination), the parties agree that:

As additional security for the Companies’ obligations under each Schedule, the Companies grant to Regions a security interest in: (i) all of the Equipment leased or financed pursuant to each and every other Schedule (the “Other Schedules”) irrespective of whether REFCO, RCEF or an Executing Affiliate is “Regions” under such Other Schedules; (ii) without limitation of the restrictions set forth in Section VIII, any leases, subleases, chattel paper, accounts, security deposits and proceeds relating to any Equipment leased or financed pursuant to said Schedule or any Other Schedules; and (iii) all proceeds of the foregoing described collateral. Anything herein to the contrary notwithstanding: (A) the security interests granted pursuant to Section XV(b) shall be (1) for the benefit of any assignee of Regions that is not an Affiliate of Regions so long as but only to the extent that such assignee is the lessor or lender of one or more Other Schedules; and (2) for the benefit of REFCO, RCEF, any Executing Affiliate and any assignee that is an Affiliate of any of them only to the extent and so long as any of REFCO, RCEF, such Executing Affiliate or any other such Affiliate is the lessor or lender of one or more Other Schedules, it being the intention of the parties that all Schedules with REFCO, RCEF, any Executing Affiliate or any such other Affiliate shall be cross collateralized notwithstanding the fact that different entities are the lessor or lender of any such Schedules. Notwithstanding anything to the contrary herein, including the Commencement Date, any security interest granted pursuant to this Agreement shall become effective between the parties with respect to each Item as soon as a Company receives possession thereof. In addition to, and without limiting the foregoing, the Companies hereby further agree that any security interests granted in this Master Agreement, any Schedule or any other document, instrument or agreement executed in connection with the foregoing shall also secure all obligations of the Companies to each Affiliate of Regions (including the Companies’ obligations under or in connection with any existing and future swap agreements (as defined in 11 U.S.C. § 101, as in effect from time to time) with Regions or any of its Affiliates), provided, however, that such security interest shall be for the benefit of any assignee of Regions or any such Affiliates so long as but only to the extent that such assignee is also an Affiliate of Regions.”

3. Reference to and Effect on the Master Agreement.

(a) On and after the date hereof, each reference in the Master Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import, shall mean and be a reference to the Master Agreement as amended hereby.

(b) Except as specifically amended above, the Master Agreement and the Schedules thereof shall remain in full force and effect and are hereby ratified and confirmed.

4. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

5. Facsimile Documents and Signatures. For purposes of negotiating and finalizing this Amendment, if this document or any document executed in connection with it is transmitted by facsimile machine, it shall be treated for all purposes as an original document. Additionally, the signature of any party on this document transmitted by way of a facsimile machine shall be considered for all purposes as an original signature. Any such faxed document shall be considered to have the same binding legal effect as an original document. At the request of any party, any faxed document shall be re-executed by each signatory party in an original form.

6. Final Agreement. THIS WRITTEN AMENDMENT OF THE MASTER AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[Signature Pages to Follow]

IN WITNESS WHEREOF, each of the parties has signed this Amendment as of the day and year first above written.

COMPANIES:

TX ENERGY SERVICES, LLC

By:	/s/ L. Melvin Cooper
Name:	L. Melvin Cooper
Title:	SVP & CFO

C.C. FORBES, LLC

By:	/s/ L. Melvin Cooper
Name:	L. Melvin Cooper
Title:	SVP & CFO

RCEF:

REGIONS COMMERCIAL EQUIPMENT FINANCE, LLC

By:	/s/ Scott McClain
Name:	B. Scott McClain
Title:	Senior Vice President

REFCO:

REGIONS EQUIPMENT FINANCE CORPORATION

By:	/s/ Scott McClain
Name:	B. Scott McClain
Title:	Senior Vice President

[Signatures Continued on Following Page]

Signature Page to First Amendment to Master Agreement

Agreed and Acknowledged to by CapitalSource Bank (“CapitalSource”) pursuant to the terms of that certain Notice and Acknowledgment of Assignment dated July 6, 2012, by and among CapitalSource, RCEF, Forbes Energy Services Ltd. and each Company.

CAPITALSOURCE BANK

By:	/s/ Robert S. Wille
Name:	Robert S. Wille
Title:	Senior Vice President

Agreed and Acknowledged to by NewStar Equipment Finance I, LLC (“NewStar”) pursuant to the terms of that certain Notice and Acknowledgement of Assignment dated July 11, 2012, by and among NewStar, RCEF, Forbes Energy Services, Ltd. and each Company

NEWSTAR EQUIPMENT FINANCE I, LLC

By:	/s/ Stephen O’Leary
Name:	Stephen J. O’Leary
Title:	Managing Director

Signature Page to First Amendment to Master Agreement